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                                                                    Exhibit 99.1


                                   CART [logo]
                         CHAMPIONSHIP AUTO RACING TEAMS


Contact:  Thomas L. Carter, Chief Financial Officer, (317) 715-4195


CHAMPIONSHIP AUTO RACING TEAMS ANNOUNCES CHANGE TO LISTING ON THE OTC BULLETIN BOARD

INDIANAPOLIS (October 16, 2003) - Championship Auto Racing Teams, Inc., (formerly NYSE:MPH) announced that effective Wednesday, October 15, 2003, its common stock will be quoted on the OTC Bulletin Board (OTCBB) under the ticker symbol CPNT.OB.

As previously reported, the Company had fallen below the NYSE continued listing criteria and as a result intended to pursue having its common stock quoted on the OTCBB.


ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. (OTCBB: CPNT.OB) owns, operates and markets the 2003 Bridgestone Presents The Champ Car World Series Powered by Ford. Veteran racing teams such as Newman/Haas Racing, Player's/Forsythe Racing, Team Rahal, Patrick Racing and Walker Racing will compete with many new teams this year in pursuit of the Vanderbilt Cup. CART Champ Cars are thoroughbred racing machines that reach speeds in excess of 200 miles per hour, showcasing the technical expertise of manufacturers such as Ford Motor Company, Lola Cars, Walker Racing LLC (Reynard) and Bridgestone/Firestone North American Tire, LLC. The 19-race 2003 Bridgestone Presents The Champ Car World Series Powered by Ford will be broadcast by television partners CBS and SPEED Channel. CART also owns and operates its top development series, the Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.champcarworldseries.com.




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